EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-119944) and Forms S-8 (No. 333-108467, 333-90976, 333-83190) of Centene Corporation of our report dated February 24, 2005 relating to the financial statements which appear in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri

February 23, 2006